Exhibit 99.1

RAI 401K SAVINGS PLAN

Financial Statements and Supplemental Schedule

December 31, 2010 and 2009

(With Report of Independent Registered Public Accounting Firm Thereon)

RAI 401K SAVINGS PLAN

Table of Contents

Page(s)

Report of Independent Registered Public Accounting Firm	1

Financial Statements:

Statements of Net Assets Available for Benefits as of December 31, 2010 and 2009	2

Statements of Changes in Net Assets Available for Benefits for the Years ended December 31, 2010 and 2009	3

Notes to Financial Statements	4 – 17

Supplemental Schedule

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2010	18 – 25

Note:	Supplemental schedules, other than the one listed above, are omitted because of the absence of conditions under which they are required by Department of Labor Rules and Regulations for Reporting and Disclosures under the Employee Retirement Income Security Act of 1974.

Report of Independent Registered Public Accounting Firm

RAI Employee Benefits Committee of RAI 401k Savings Plan:

We have audited the accompanying statements of net assets available for benefits of RAI 401k Savings Plan (formerly known as Reynolds American Capital Investment Plan), referred to as the Plan, as of December 31, 2010 and 2009, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2010 and 2009, and the changes in its net assets available for benefits for the years then ended in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) as of December 31, 2010 is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP

Greensboro, North Carolina

June 17, 2011

1

RAI 401K SAVINGS PLAN

Statements of Net Assets Available for Benefits

December 31, 2010 and 2009

	2010	2009

Assets:
Investments, at fair value:
Cash and cash equivalents	$138,132,775	$87,813,581
Reynolds Stock Fund	114,825,671	81,358,859
Equity (common and preferred stock)	18,920,407	15,071,907
Mutual funds	447,706,658	551,914,058
Common/collective trust funds	375,067,040	113,696,160
Investment contracts with insurance companies	498,219,074	540,666,185
Wrapper contracts	1,232,383	951,533
Other	5,421	6,477

Total investments	1,594,109,429	1,391,478,760
Loans to participants	18,004,842	14,936,782
Employer contributions receivable	2,733,477	—
Participant contributions receivable	63,018	—
Investment income receivable	1,690,248	1,344,072

Total assets	1,616,601,014	1,407,759,614

Liabilities:
Accrued administrative expenses	722,563	1,240,502
Due to broker for securities purchased	1,713,721	1,708,942

Total liabilities	2,436,284	2,949,444

Net assets available for benefits before adjustment for fully benefit-responsive investment contracts	1,614,164,730	1,404,810,170

Adjustment from fair value to contract value for fully benefit-responsive investment contracts	(4,593,583)	3,767,854

Net assets available for benefits	$1,609,571,147	$1,408,578,024

See accompanying notes to financial statements.

2

RAI 401K SAVINGS PLAN

Statements of Changes in Net Assets Available for Benefits

Years ended December 31, 2010 and 2009

	2010	2009

Investment income:
Net appreciation in fair value of investments	$135,601,800	$158,560,227
Interest and dividends	16,513,112	17,808,978

Total investment income	152,114,912	176,369,205

Interest income on participant loans	980,767	1,058,329

Contributions:
Employer contributions	38,015,697	30,259,495
Participant contributions	36,447,838	32,634,243
Participant rollover contributions	1,724,878	986,678

Total contributions	76,188,413	63,880,416

Total additions	229,284,092	241,307,950

Deductions:
Benefits paid to participants	187,135,801	157,446,457
Administrative expenses	2,471,446	1,199,101

Total deductions	189,607,247	158,645,558

Net increase in net assets available for benefits	39,676,845	82,662,392

Transfers in	161,316,278	—
Net assets available for benefits at beginning of year	1,408,578,024	1,325,915,632

Net assets available for benefits at end of year	$1,609,571,147	$1,408,578,024

See accompanying notes to financial statements.

3

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2010 and 2009

(1)	Plan Description

The following brief description of RAI 401k Savings Plan, referred to as the Plan, is provided for general information purposes only. Participants should refer to the plan document for more complete information.

(a)	General

The Plan is a voluntary defined contribution retirement plan for eligible employees of Reynolds American Inc., referred to as RAI or the Company, and participating subsidiaries. All eligible employees become participants unless they elect not to participate. RAI is the Plan Sponsor. The RAI Employee Benefits Committee controls and manages the operation and administration of the Plan. Fidelity Investments Institutional Operations Company, Inc., referred to as Fidelity Operations or Recordkeeper, serves as the recordkeeper for the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, referred to as ERISA.

Effective January 31, 2010, 401(k) Retirement Savings Plan for the Employees of Lane, Limited, Conwood Employee Thrift Plan, and SFNTC Savings Investment and Retirement Plan were merged into Reynolds American Capital Investment Plan. Such merged plans comprise a single plan, within the meaning of Treasury Regulations issued under Section 414(l) of the Internal Revenue Code of 1986, as amended, which was renamed “RAI 401k Savings Plan” effective as of January 31, 2010. Fidelity Operations continues as the Plan’s recordkeeper following the merger, and Fidelity Management Trust Company, referred to as Fidelity or Trustee, continues to serve as the Plan’s trustee following the merger. As a result of the merger, $161,316,278 was transferred into the Plan.

(b)	Contributions

Participant contributions

Each year, participants may make pre-tax and/or Roth 401(k) contributions to the Plan of up to 75% of their compensation, as defined in the plan document. The first 6% of such pre-tax and/or Roth contributions, referred to as match-eligible contributions, are eligible for employer matching contributions as set forth below. In addition, participants may make after-tax contributions to the Plan of up to 75% of their compensation, either in lieu of or in combination with pre-tax and/or Roth contributions, provided that the combined percentage of compensation for pre-tax, Roth and after-tax contributions is a minimum of 1% and a maximum of 75% of compensation and shall not exceed the participant’s after-tax compensation.

Employer contributions

With respect to RAI Employees, as defined in the Plan document, the appropriate participating companies make matching contributions of 50% of a participant’s match-eligible contributions with respect to participants who are accruing a benefit under a defined benefit plan sponsored by RAI, and 100% of a participant’s match-eligible contributions with respect to participants who are not accruing a benefit under a defined benefit plan sponsored by RAI. In addition, the appropriate participating companies make retirement enhancement contributions to accounts of eligible RAI Employees equal to 3% to 9% of such participants’ eligible compensation, depending on the eligible participant’s hire date, age and years of service as of January 1, 2006.

4	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2010 and 2009

With respect to Lane/ASC Employees, as defined in the plan document, Lane, Limited, referred to as Lane, and American Snuff Company, LLC, referred to as ASC, make matching contributions of up to 100% of a participant’s match-eligible contributions based upon the ratio of adjusted consolidated operating income of Lane and ASC to the consolidated net sales of Lane and ASC for the year, as specified in the plan document. In addition, Lane and ASC make profit sharing contributions to accounts of eligible Lane/ASC Employees equal to 0% to 6% of such participants’ eligible compensation, depending on the eligible participant’s employer, hire date, and the ratio of adjusted consolidated operating income of Lane and ASC to the consolidated net sales of Lane and ASC for the year, as specified in the plan document.

With respect to Santa Fe Employees, as defined in the plan document, Santa Fe Natural Tobacco Company, Inc., referred to as Santa Fe, makes matching contributions of 50% of a participant’s match-eligible contributions. In addition, Santa Fe may make a discretionary profit sharing contribution to be allocated to accounts of eligible Santa Fe Employees pursuant to the Plan document.

(c)	Participant Accounts

Each participant’s account is credited with the participant’s contributions and allocations of the Company or participating subsidiaries’ contributions and Plan earnings, and charged with the participant’s withdrawals, Plan losses and an allocation of administrative expenses. Allocations are based on participant contributions, account balances, or compensation, as defined in the plan document. The benefit to which a participant is entitled is the benefit that can be provided from the participant’s vested account.

(d)	Vesting

Participants are immediately vested in their contributions and actual earnings thereon. Vesting in employer contributions and earnings thereon made to accounts of RAI Employees, and Lane/ASC Employees whose first date of employment is on or after February 1, 2010, occurs upon the earlier of the completion of 24 months of service with the Company and its participating subsidiaries or upon the occurrence of certain events as defined in the plan document. Each participant who is a Lane/ASC Employee and whose first date of employment is prior to January 31, 2010, shall be fully vested in his or her employer contributions and the earnings thereon at all times. Vesting in employer contributions and earnings thereon made to accounts of Santa Fe Employees occurs upon the earlier of the occurrence of certain events as defined in the Plan document or based on years of service with the Company and its participating subsidiaries according to the following schedule:

Years of Service	Vested Percentage

Less than 1	0%
1	10%
2	30%
3	60%
4 or more	100%

5	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2010 and 2009

(e)	Investment Options

Plan investments are participant directed. Upon enrollment in the Plan, a participant may direct contributions in 1% increments or in fractional increments in any of 25 investment fund options, or in a self-directed brokerage account managed by Fidelity. Participants may change or transfer their investment options at any time via telephone or a secure internet website.

(f)	Loans to Participants

Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum of the lesser of 50% of their vested account balance, reduced by the highest outstanding loan balance during the preceding 12 months, or $50,000 and limited by certain restrictions in the Plan document. Loan terms shall not be for more than five years, except that certain loans transferred shall continue in effect until paid off or defaulted under the terms of the loan instruments. The loans are secured by the balance in the participant’s account and bear interest at a rate commensurate with prevailing rates as determined by the Plan administrator. Principal and interest are paid ratably through payroll deductions.

(g)	Payment of Benefits

Upon termination of service, a participant is entitled to receive a lump sum amount equal to the value of the participant’s vested interest in their account, or, if elected by the participant, monthly installments calculated in accordance with rules set forth in the Plan. Partial lump sum distributions are also available after termination of service.

(h)	Expenses

Expenses relating to the purchase or sale of investments are included in the cost or deducted from the proceeds, respectively. Direct charges and expenses, including investment manager fees attributable to specific investment funds, may be charged against that investment fund. Administrative expenses such as trustee, auditor, general plan recordkeeping and Internal Revenue Service user fees may be paid directly from the Plan.

(i)	Forfeitures

Forfeitures are used to reduce future employer contributions. Certain forfeitures may be restored if the participant is reemployed before accruing five consecutive break-in-service years, as defined in the plan document. For the years ended December 31, 2010 and 2009, employer contributions were reduced by $265,000 and $327,000, respectively, by forfeited nonvested accounts. At December 31, 2010 and 2009, forfeited nonvested accounts totaled $346,583 and $145,419, respectively.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying financial statements of the Plan have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

6	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2010 and 2009

(b)	Investment Valuation and Income Recognition

Investments are valued at fair value. See note 4 for discussion of fair value measurement. Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. The Plan has entered into a pooled separate account and various fully benefit-responsive investment contracts with investment and insurance companies, which maintain the contributions in general accounts. The accounts are credited with earnings on the underlying investments and charged for participant withdrawals and administrative expenses.

Investment contracts held by a defined contribution plan are required to be reported at fair value. However, contract value is the relevant measurement attribute for that portion of the net assets available for benefits of a defined contribution plan attributable to fully benefit-responsive investment contracts because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the Plan. The statement of net assets available for benefits presents the fair value of the investment contracts as well as the adjustment of the fully benefit-responsive investment contracts from fair value to contract value. The statement of changes in net assets available for benefits is prepared on a contract value basis.

The contracts are included in the financial statements at contract value after adjustments from fair value. Contract value represents contributions made under the contract, plus earnings, less participant withdrawals and administrative expenses. Participants may direct the withdrawal or transfer of all or a portion of their investment at contract value. There are no reserves against contract value for credit risk of the contract issuer or otherwise. The average yield was 2.80% and 2.24% for the years ended December 31, 2010 and 2009, respectively. The contract rates ranged from 1.13% to 4.46% and 0.93% to 4.46% at December 31, 2010 and 2009, respectively. The crediting interest rate is based on a formula agreed upon with the issuer, but may not be less than certain percentages.

Certain events limit the ability of the Plan to transact at contract value with the insurance company and the financial institution issuer. Such events include the following: (i) amendments to the Plan documents, including complete or partial Plan termination or merger with another plan; (ii) changes to the Plan’s prohibition on competing investment options or deletion of equity wash provisions; (iii) bankruptcy of the Plan Sponsor or other Plan Sponsor events, e.g. divestitures or spin-offs of a subsidiary, which cause a significant withdrawal from the Plan or (iv) the failure of the Plan to qualify for exemption from federal income taxes or any required prohibited transaction exemption under ERISA. The Plan administrator does not believe that the occurrence of any such event, which would limit the Plan’s ability to transact at contract value with participants, is probable.

The guaranteed investment contract does not permit the insurance company to terminate the agreement prior to the scheduled maturity date.

7	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2010 and 2009

The following tables present the Plan’s investment contracts with insurance companies as of December 31, 2010 and 2009:

	Major credit ratings	Investments at fair value	Wrapper contracts at fair value	Adjustment to contract value	Investments at contract value

December 31, 2010:
Synthetic guaranteed investment contracts:
Bank of America	A+/Aa2	$52,911,940	$153,551	$(739,623)	$52,325,868
Bank of America	A+/Aa2	27,495,284	—	(906,247)	26,589,037
JPMorgan Chase	A+/Aa2	14,544,731	73,172	643,875	15,261,778
JPMorgan Chase	A+/Aa2	52,911,940	220,943	(843,671)	52,289,212
Monumental/Aegon	AA-/A1	52,911,940	—	(456,893)	52,455,047
Monumental/Aegon	AA-/A1	41,208,759	—	(389,763)	40,818,996
Rabobank	AAA/Aaa	33,844,510	187,270	(416,507)	33,615,273
Royal Bank of Canada	AA-/Aaa	39,490,904	49,894	637,471	40,178,269
State Street	A+/A1	44,261,041	125,798	(618,148)	43,768,691
UBS AG	A+/Aa2	13,616,629	71,243	(52,829)	13,635,043
CDC IXIS Asset Management	A+/Aa3	52,911,939	—	(548,246)	52,363,693
UBS AG	A+/Aa2	52,911,939	350,512	(891,574)	52,370,877

		479,021,556	1,232,383	(4,582,155)	475,671,784

Guaranteed investment contracts:
New York Life	AAA/Aaa	5,573,400	—	(11,428)	5,561,972

Pooled separate account:
ABN AMRO Income Plus Fund		13,624,118	—	—	13,624,118

Total investment contracts with insurance companies		$498,219,074	$1,232,383	$(4,593,583)	$494,857,874

8	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2010 and 2009

	Major credit ratings	Investments at fair value	Wrapper contracts at fair value	Adjustment to contract value	Investments at contract value

December 31, 2009:
Synthetic guaranteed investment contracts:
Bank of America	A+/Aa2	$50,586,269	$148,219	$83,477	$50,817,965
Bank of America	A+/Aa2	33,330,249	79,003	(749,484)	32,659,768
JPMorgan Chase	A+/Aa2	50,586,268	124,623	108,166	50,819,057
JPMorgan Chase	A+/Aa2	17,502,767	49,676	918,466	18,470,909
Monumental/Aegon	AA-/A1	50,586,269	36,913	296,923	50,920,105
Monumental/Aegon	AA-/A1	54,170,073	38,464	(102,850)	54,105,687
Rabobank	AAA/Aaa	39,575,115	126,467	477,518	40,179,100
Royal Bank of Canada	AA-/Aaa	47,123,342	86,094	1,645,258	48,854,694
State Street	A+/A1	53,405,529	64,307	544,555	54,014,391
UBS AG	A+/Aa2	50,586,269	148,758	112,687	50,847,714
CDC IXIS Asset Management	A+/Aa3	50,586,269	—	273,894	50,860,163
UBS AG	A+/Aa2	15,441,091	49,009	373,891	15,863,991

		513,479,510	951,533	3,982,501	518,413,544

Guaranteed investment contracts:
New York Life	AAA/Aaa	5,383,390	—	(71,373)	5,312,017
New York Life	AAA/Aaa	5,443,168	—	(118,669)	5,324,499
United of Omaha	AA-/Aa3	3,044,529	—	(24,605)	3,019,924

		13,871,087	—	(214,647)	13,656,440

Pooled separate account:
ABN AMRO Income Plus Fund		13,315,588	—	—	13,315,588

Total investment contracts with insurance companies		$540,666,185	$951,533	$3,767,854	$545,385,572

(c)	Valuation of Loans to Participants

Loans to participants are valued at amortized cost plus accrued interest.

9	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2010 and 2009

(d)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates. The Plan utilizes various investment instruments. Investment securities, in general, are exposed to various risks, such as interest rate, credit and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

(e)	Payment of Benefits

Benefits are recorded when paid.

(3)	Investments

The following table presents investments that represent 5% or more of the Plan’s net assets as of December 31, 2010 and 2009. Except for the Interest Income Fund, which is shown at contract value, all the funds are shown at fair value.

	2010		2009
Reynolds Stock Fund (32,529,190 and 28,263,302 shares, respectively)		$114,825,671	$81,358,859
Vanguard Total Stock (5,951,754 and 6,063,828 shares, respectively)		$169,863,068	$150,443,573
Interest Income Fund (250,141,969 and 256,251,159 shares, respectively)		$620,121,502	$621,648,712
Vanguard Conservative Growth Fund (5,296,629 shares)	$	*	$80,085,024
Vanguard Growth Fund (3,561,653 shares)	$	*	$69,665,926

*	Investment does not represent 5% or more of the Plan’s net assets as of December 31, 2010.

The Interest Income Fund is an investment option for participants that is a stable value fund comprised of guaranteed investment contracts, synthetic guaranteed investment contracts, a pooled separate account with an insurance company and cash and cash equivalents, which are separately disclosed on the statement of net assets available for benefits.

10	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2010 and 2009

The Plan’s investments, including gains and losses on investments bought and sold, as well as held during the year appreciated in value as follows:

	Year ended December 31
	2010	2009
Reynolds Stock Fund	$19,309,662	$18,516,038
Fidelity Brokeragelink	2,513,297	4,521,081
Mutual funds	45,502,935	96,570,117
Investment contracts with insurance companies	15,724,989	14,627,738
Common/collective trust funds	52,499,291	24,115,072
Other	51,626	210,181

Net appreciation in fair value of investments	$135,601,800	$158,560,227

(4)	Fair Value Measurement

The fair value of assets and liabilities is determined by using a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity, and the reporting entity’s own assumptions about market participant assumptions based on the best information available in the circumstances.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, essentially an exit price.

The three levels of the fair value hierarchy are described as follows:

Level 1 –	Inputs are quoted prices, unadjusted, in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 –	Inputs are other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. A Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 –	Inputs are unobservable and reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability.

11	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2010 and 2009

The following table sets forth by level, within the fair value hierarchy, the Plan’s assets at fair value as of December 31, 2010 and 2009:

	Assets at fair value as of December 31, 2010
	Level 1	Level 2	Level 3	Total
Mutual funds	$447,706,658	$—	$—	$447,706,658
Money market funds	137,532,726	—	—	137,532,726
Equity (common and preferred stock)	18,920,407	—	—	18,920,407
Certificates of deposit	600,049	—	—	600,049
Synthetic investment contracts	—	479,021,556	—	479,021,556
Common/collective trusts funds	—	375,067,040	—	375,067,040
Reynolds Stock Fund	—	114,825,671	—	114,825,671
Pooled separate account	—	13,624,118	—	13,624,118
Guaranteed investment contracts	—	—	5,573,400	5,573,400
Wrapper contracts	—	—	1,232,383	1,232,383
Other	5,421	—	—	5,421

Total investments at fair value	$604,765,261	$982,538,385	$6,805,783	$1,594,109,429

	Assets at fair value as of December 31, 2009
	Level 1	Level 2	Level 3	Total
Mutual funds	$551,914,058	$—	$—	$551,914,058
Money market funds	86,510,330	—	—	86,510,330
Equity (common and preferred stock)	15,071,907	—	—	15,071,907
Certificates of deposit	1,173,450	—	—	1,173,450
Synthetic investment contracts	—	513,479,510	—	513,479,510
Common/collective trusts funds	—	113,696,160	—	113,696,160
Reynolds Stock Fund	—	81,358,859	—	81,358,859
Pooled separate account	—	13,315,588	—	13,315,588
Guaranteed investment contracts	—	—	13,871,087	13,871,087
Wrapper contracts	—	—	951,533	951,533
Other	136,278	—	—	136,278

Total investments at fair value	$654,806,023	$721,850,117	$14,822,620	$1,391,478,760

Following is a description of the valuation methodologies used for assets measured at fair value:

Money market funds, U.S. government securities, common and preferred stock and mutual funds – Valued at the closing price reported on the active market on which the individual securities are traded.

12	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2010 and 2009

Common/collective trust funds – These funds are valued using the net asset value, referred to as NAV, provided by the administrator of the fund. The NAV is based on the value of the underlying assets owned by the fund, less its liabilities, and then divided by the number of shares outstanding. The NAV is a quoted price in a market that is not active.

Reynolds Stock Fund – The fund is tracked on a unitized basis. The fund consists of Reynolds American Inc. common stock and funds held in a Fidelity money market fund sufficient to meet the fund’s daily cash needs and other miscellaneous assets and liabilities. Unitizing the fund allows for daily trades. The fair value of a unit is based on the combined fair value of RAI common stock (closing price in an active market on which the securities are traded), the net asset value of the money market fund, and other miscellaneous assets and liabilities held by the fund at year end.

Pooled separate account – Valued using the net asset value (NAV) provided by the administrator of the fund. The NAV is based on the value of the underlying assets owned by the fund, less its liabilities, and then divided by the number of shares outstanding.

Synthetic investment contracts/wrapper contracts – Synthetic investment contracts consists of a fixed income investment portfolio that invests in U.S. domestic fixed income securities (primarily government bonds and high quality corporate bonds) and a “wrapper contract” issued by high quality financial institutions. The bonds are valued at the closing price reported on the active market on which the individual securities are traded. The fair values of these investment contracts are based on discounting related cash flows utilizing current yields of similar investments with comparable durations considering the credit worthiness of the issuers.

Guaranteed investment contracts – Valued at the fair value by discounting the related cash flows based on current yields of similar instruments with comparable durations.

For the years ended December 31, 2010 and 2009, there were no transfers of assets into or out of Level 1 and Level 2 of the fair value hierarchy described above.

Level 3 Gains and Losses

The following table sets forth a summary of changes in the fair value of the Plan’s Level 3 assets for the year ended December 31, 2010.

	Level 3
	Guaranteed investment contracts	Wrapper contracts
Balance, beginning of year	$13,871,087	$951,533
Unrealized gains (losses)	(797,687)	280,850
Settlements	(7,500,000)	—

Balance, end of year	$5,573,400	$1,232,383

13	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2010 and 2009

The following table sets forth a summary of changes in the fair value of the Plan’s Level 3 assets for the year ended December 31, 2009.

	Level 3
	Guaranteed investment contracts	Wrapper contracts
Balance, beginning of year	$32,130,576	$2,586,045
Unrealized losses	(3,439,489)	(1,634,512)
Settlements	(14,820,000)	—

Balance, end of year	$13,871,087	$951,533

Gains and losses (realized and unrealized) included in changes in net assets for the period above are reported in net appreciation in fair value of investments in the statement of changes in net assets available for benefits.

(5)	Related Party Transactions

Certain investments, within the Fidelity Brokeragelink and Fidelity Retirement Money Market Fund, are managed by Fidelity and, therefore, those transactions qualified as party-in-interest transactions. Administrative fees paid to Fidelity for the years ended December 31, 2010 and 2009 were $988,266 and $884,190, respectively.

The Reynolds Stock Fund (Fund) is provided as an investment option for participants in the Plan. As RAI is the Plan Sponsor, these transactions qualify as party-in-interest transactions. Fund dividends for the years ended December 31, 2010 and 2009 were $5,950,646 and $5,062,121, respectively. The Fund held 3,520,086 shares at $32.62 per share as of December 31, 2010 and 3,071,868 shares at $26.49 per share as of December 31, 2009.

(6)	Income Tax Status

The Plan obtained its latest determination letter dated June 11, 2003, in which the Internal Revenue Service stated that the Plan’s design was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving this determination letter. The Company believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code, and the Plan and related trust continue to be tax exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements.

14	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2010 and 2009

Accounting principles generally accepted in the United States of America require plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the Internal Revenue Service. The Plan administrator has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2010, there are no uncertain positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. The Plan administrator believes it is no longer subject to income tax examinations for years prior to 2007.

(7)	Plan Termination

Although it has not expressed any intent to do so, the RAI Employee Benefits Committee has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of the Plan’s termination, the Plan provides that the net assets are to be distributed to participating employees in amounts equal to their respective interests in such assets.

(8)	Contingency

In May 2002, in Tatum v. The R.J.R. Pension Investment Committee of the R.J. Reynolds Tobacco Company Capital Investment Plan, an employee of R. J. Reynolds Tobacco Company, a subsidiary of the Company, and referred to as RJR Tobacco, filed a class-action suit in the U.S. District Court for the Middle District of North Carolina, alleging that the defendants, R.J. Reynolds Tobacco Holdings, Inc., referred to as RJR, RJR Tobacco, the RJR Employee Benefits Committee and the RJR Pension Investment Committee, violated ERISA. The actions about which the plaintiff complains stem from a decision made in 1999 by RJR Nabisco Holdings Corp., subsequently renamed Nabisco Group Holdings Corp., referred to as NGH, to spin off RJR, thereby separating NGH’s tobacco business and food business. As part of the spin-off, the 401(k) plan for the previously related entities had to be divided into two separate plans for the now separate tobacco and food businesses. The plaintiff contends that the defendants violated ERISA by not overriding an amendment to RJR’s 401(k) plan requiring that, prior to February 1, 2000, the stock funds of the companies involved in the food business, NGH and Nabisco Holdings Corp., referred to as Nabisco, be eliminated as investment options from RJR’s 401(k) plan. In his complaint, the plaintiff requests, among other things, that the court require the defendants to pay as damages to the RJR 401(k) plan an amount equal to the subsequent appreciation that was purportedly lost as a result of the liquidation of the NGH and Nabisco funds.

15	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2010 and 2009

In July 2002, the defendants filed a motion to dismiss, which the court granted in December 2003. In December 2004, the U.S. Court of Appeals for the Fourth Circuit reversed the dismissal of the complaint and remanded the case for further proceedings. The court granted the plaintiff leave to file an amended complaint and denied all pending motions as moot. In April 2007, the defendants moved to dismiss the amended complaint. The court granted the motion in part and denied it in part, dismissing all claims against the RJR Employee Benefits Committee and the RJR Pension Investment Committee. The remaining defendants, RJR and RJR Tobacco, filed their answer and affirmative defenses in June 2007. The plaintiff filed a motion for class certification, which the court granted in September 2008. The district court ordered mediation, but no resolution of the case was reached. In September 2008, each of the plaintiffs and the defendants filed motions for summary judgment, and in January 2009, the defendants filed a motion to decertify the class. A second mediation occurred in June 2009, but again no resolution of the case was reached. The district court overruled the motions for summary judgment and the motion to decertify the class. The nonjury trial began on January 12, 2010, and closing arguments ended on February 9, 2010. The parties filed their findings of fact and conclusions of law on February 4, 2011.

Following closing arguments, the plaintiff moved to amend his complaint to argue that a Plan amendment adopted in November 1999, which the companies used as one element of their defense, was not validly adopted. On June 1, 2011, the court granted the motion to amend the complaint and found the November 1999 amendment invalid. The final decision, including the court’s findings of fact and conclusions of law, remains pending.

(9)	Reconciliation of Financial Statements to Form 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

	December 31
	2010	2009
Net assets available for benefits per the financial statements	$1,609,571,147	$1,408,578,024
Add/(deduct) adjustment from fair value to contract value for fully benefit-responsive investment contracts	4,593,583	(3,767,854)

Net assets available for benefits per the Form 5500	$1,614,164,730	$1,404,810,170

The following is a reconciliation of investment income per the financial statements for the year ended December 31, 2010 and 2009 to the Form 5500:

	2010	2009
Total investment income per the financial statements	$152,114,912	$176,369,205
Add/(deduct) adjustment from fair value to contract value for fully benefit-responsive investment contracts	4,593,583	(3,767,854)
Add/(deduct) adjustment from fair value to contract value for fully benefit-responsive investment contracts	3,767,854	35,897,285

Total investment income per the Form 5500	$160,476,349	$208,498,636

16	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2010 and 2009

(10)	Subsequent Event

On February 28, 2011, RAI completed the sale of all the capital stock of Lane and certain other assets related to the Lane operations, to an affiliate of Scandinavian Tobacco Group A/S. As a result, the RAI Employee Benefits Committee approved removal of Lane from participation as an adopting employer and Lane employees as active participants under the Plan.

17

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2010

Identity of issue	Maturity	Par value or number of units	Current value
Unitized Company Stock Fund:
* Reynolds Stock Fund		32,529,190	$114,825,671

Mutual funds:
Vanguard Total Stock Fund		5,951,754	169,863,068
Dodge and Cox International Stock		666,663	23,806,531
Vanguard Total International Fund		2,974,268	46,874,462
PIMCO Total Return Fund		6,434,719	69,816,703
IVK Growth & Inc Y		2,527,405	48,601,995
TCM Small Mid Cap Growth		1,807,110	33,865,238
PIMCO Real Return Inst		764,995	8,690,341
WM Blair Small CP Val I		2,584,642	36,004,060
Vanguard Total BD Market Inst		282,043	2,989,652
* Brokeragelink External Fund		5,835,544	5,835,544
* Brokeragelink Unit		506,596	506,596
* Brokeragelink Fidelity Fund		852,468	852,468

Total mutual funds			447,706,658

Cash management accounts:
Money market fund:
Fidelity Short Term Interest Fund (Interest Income Fund)		125,263,629	125,263,629
* Brokeragelink Money Market Fund		9,251,982	9,251,982
* Reynolds Stock Fund		2,980,958	2,980,958
* Fidelity Retirement Money Market Fund		36,157	36,157

Total money market funds			137,532,726

*Brokeragelink Certificate of Deposit		600,049	600,049

Total cash management accounts			138,132,775

Common and preferred stock:
* Brokeragelink Common and Preferred Stock		18,920,407	18,920,407

Common/collective investment trusts:
BTC Lifepath Retire		3,182,187	35,461,372
BTC Lifepath 2015		2,891,131	32,705,666
BTC Lifepath 2020		4,502,441	51,744,473
BTC Lifepath 2025		3,877,975	44,909,543
BTC Lifepath 2030		2,313,987	27,015,450
BTC Lifepath 2035		1,501,894	17,664,823
BTC Lifepath 2040		1,241,111	14,684,155
BTC Lifepath 2045		926,610	10,999,089
BTC Lifepath 2050		497,870	5,942,309
BTC Lifepath 2055		13,120	153,068
Capital Guardian International Fund		291,803	13,174,922
Intech Large Capital Growth		33,310,967	57,406,945
SSGA S&P 500 Index Fund		147,055	38,277,667
SSGA Russell 2000		917,211	24,927,558

Total common/collective investment trusts			375,067,040

Pooled separate account (Interest Income Fund):
Income plus fund, 1.89%:
Lasalle National Bank EPL	open-ended	13,624,118	13,624,118

Synthetic guaranteed investment contracts (Interest Income Fund):

Bank of America, Contract #01-246, 3.07% (wrapper contracts):			—
Cash Equivalents			227,912
BMW Vehicle Lease Trust	10/15/2012	200,000	200,049
Cisco Systems Inc	2/22/2016	200,000	232,164
Citibank Omni Master Trust	5/15/2012	250,000	253,377
Coca-Cola Co	11/15/2015	300,000	288,528
E.I. Du Pont De Nemours	1/15/2016	200,000	194,554
Federal Home Loan Mortgage Corp	9/15/2028	400,000	418,872

18	(Continued)

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2010

Identity of issue	Maturity	Par value or number of units	Current value
Federal Home Loan Mortgage Corp	9/15/2028	636,574	667,495
Federal Home Loan Mortgage Corp	10/15/2027	500,000	524,245
Federal Home Loan Mortgage Corp	10/25/2012	300,000	324,089
Federal Home Loan Mortgage Corp	10/28/2013	900,000	898,159
Federal Home Loan Mortgage Corp	9/15/2039	3,176,320	3,368,335
Federal National Mortgage Association	3/15/2013	800,000	872,322
General Electric Capital Corp	9/16/2013	200,000	201,201
General Electric Capital Corp	12/28/2012	1,400,000	1,452,365
Government National Mortgage Association	8/20/2059	161,297	176,172
Government National Mortgage Association	8/20/2059	369,079	403,195
Government National Mortgage Association	1/20/2059	258,824	283,027
Government National Mortgage Association	3/16/2034	1,654,605	1,752,881
Government National Mortgage Association	8/16/2032	1,584,051	1,659,000
Government National Mortgage Association	5/16/2027	1,333,461	1,363,215
Government National Mortgage Association	5/16/2039	530,000	586,347
Government National Mortgage Association	8/16/2032	1,000,000	1,062,666
Government National Mortgage Association	3/20/2036	812,570	861,154
Government National Mortgage Association	3/20/2036	812,570	861,154
Government National Mortgage Association	11/16/2027	963,248	1,016,003
Government National Mortgage Association	7/16/2015	546,159	576,620
Government National Mortgage Association	1/16/2032	595,838	627,755
Government National Mortgage Association	11/20/2036	587,921	624,499
HSBC America Inc	12/16/2011	750,000	770,330
JP Morgan Chase & Co	9/30/2013	300,000	301,454
MassMutual Global Funding	9/28/2015	140,000	137,349
Microsoft Corp	9/25/2015	200,000	195,894
MidAmerican Energy Co	1/15/2013	300,000	329,698
National Rural Utilities	11/1/2015	300,000	290,545
Navistar Financial Corp Owner Trust	3/18/2014	200,000	199,741
NCUA Guaranteed Notes	10/4/2020	565,776	560,811
NCUA Guaranteed Notes	10/29/2020	492,064	482,146
Pfizer Inc	3/15/2015	200,000	227,982
US Treasury	10/31/2012	735,000	733,233
US Treasury	12/31/2012	1,000,000	1,000,564
Wal-Mart Stores Inc	10/25/2015	300,000	288,181

			27,495,283

Chase, Contract #427522, 2.09% (wrapper contracts):			73,172
Cash Equivalents			214,033
BMW Vehicle Lease Trust	10/15/2012	100,000	100,024
Cisco Systems Inc	2/22/2016	100,000	116,082
Citigroup Commercial Mortgage Trust	10/15/2049	300,000	321,775
Coca-Cola Co	11/15/2015	400,000	384,704
E.I. Du Pont De Nemours	1/15/2016	100,000	97,277
Federal Home Loan Bank	4/13/2012	140,000	143,849
Federal Home Loan Mortgage Corp	9/15/2028	210,000	219,908
Federal Home Loan Mortgage Corp	9/15/2028	350,000	367,001
Federal Home Loan Mortgage Corp	10/15/2027	250,000	262,122
Federal Home Loan Mortgage Corp	10/28/2013	1,000,000	997,954
Federal National Mortgage Association	3/15/2013	500,000	545,201
Federal National Mortgage Association	3/25/2031	845,983	874,649
Federal National Mortgage Association	3/25/2027	207,977	219,101
General Electric Capital Corp	9/16/2013	100,000	100,600
Government National Mortgage Association	8/20/2059	86,025	93,958
Government National Mortgage Association	8/20/2059	210,902	230,397
Government National Mortgage Association	1/20/2059	124,235	135,853
Government National Mortgage Association	8/16/2032	852,951	893,308
Government National Mortgage Association	5/16/2039	320,000	354,021
Government National Mortgage Association	3/20/2036	487,542	516,693
Government National Mortgage Association	3/20/2036	487,542	516,693
Government National Mortgage Association	11/16/2027	240,812	254,001
Government National Mortgage Association	7/16/2015	297,905	314,520

19	(Continued)

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2010

Identity of issue	Maturity	Par value or number of units	Current value
Government National Mortgage Association	1/16/2032	397,226	418,503
GS Mortgage Securities Corp II	8/10/2038	225,000	242,690
HSBC America Inc	12/16/2011	750,000	770,330
JP Morgan Chase & Co	9/30/2013	150,000	150,727
LB-UBS Commercial Mortgage Trust	9/15/2039	315,000	337,955
MassMutual Global Funding	7/16/2012	150,000	157,961
MassMutual Global Funding	9/28/2015	70,000	68,675
Microsoft Corp	9/25/2015	100,000	97,947
MidAmerican Energy Co	1/15/2013	200,000	219,798
National Rural Utilities	11/1/2015	200,000	193,697
Navistar Financial Corp Owner Trust	3/18/2014	100,000	99,871
NCUA Guaranteed Notes	10/4/2020	296,800	294,196
NCUA Guaranteed Notes	10/29/2020	295,238	289,288
New York Life Global Funding	10/16/2012	300,000	326,044
New York Life Global Funding	5/9/2013	250,000	270,523
Pfizer Inc	3/15/2015	100,000	113,991
US Treasury	8/15/2013	175,000	175,140
US Treasury	8/31/2015	600,000	586,095
US Treasury	9/30/2015	1,300,000	1,265,456
Wal-Mart Stores Inc	10/25/2015	200,000	192,120

			14,617,903

Monumental/Aegon, Contract #MDA00598TR, 2.24% (wrapper contracts):			—
Cash Equivalents			163,517
Citigroup Funding Inc	11/15/2012	500,000	511,276
Federal Home Loan Bank	4/13/2012	1,150,000	1,181,620
Federal Home Loan Bank	8/22/2012	1,200,000	1,209,731
Federal Home Loan Mortgage Corp	7/15/2012	2,250,000	2,458,629
Federal Home Loan Mortgage Corp	10/25/2012	1,080,000	1,166,719
Federal National Mortgage Association	11/1/2038	940,544	1,014,595
Federal National Mortgage Association	4/1/2039	1,147,280	1,233,484
General Electric Capital Corp	12/28/2012	2,000,000	2,074,807
General Electric Capital Corp	9/28/2012	1,150,000	1,180,606
Government National Mortgage Association	5/16/2031	1,434,994	1,523,481
Government National Mortgage Association	8/16/2032	2,437,002	2,552,308
Government National Mortgage Association	4/16/2034	1,812,578	1,898,877
Government National Mortgage Association	10/16/2028	1,992,314	2,065,942
Government National Mortgage Association	8/16/2032	1,500,000	1,593,999
Government National Mortgage Association	5/16/2025	1,854,429	1,886,801
Government National Mortgage Association	3/20/2036	1,300,112	1,377,847
Government National Mortgage Association	3/20/2036	1,300,112	1,377,847
Government National Mortgage Association	11/16/2027	529,786	558,802
JP Morgan Chase & Co	12/26/2012	500,000	513,919
US Treasury	12/15/2012	500,000	505,399
US Treasury	9/30/2012	5,700,000	5,691,878
US Treasury	10/31/2012	2,000,000	1,995,191
US Treasury	8/31/2012	3,475,000	3,473,183
US Treasury	11/30/2012	2,000,000	1,998,301

			41,208,759

Rabobank, Contract #RJR030301, 1.63% (wrapper contracts):			187,270
Cash Equivalents			232,196
Citibank Omni Master Trust	5/15/2012	250,000	253,377
Citigroup Commercial Mortgage Trust	10/15/2049	300,000	321,775
Citigroup Inc	4/30/2012	800,000	819,116
Federal Home Loan Bank	4/13/2012	1,685,000	1,731,331
Federal Home Loan Bank	8/22/2012	1,760,000	1,774,273
Federal Home Loan Mortgage Corp	10/25/2012	1,580,000	1,706,866
Federal Home Loan Mortgage Corp	10/28/2013	1,000,000	997,954
Federal Home Loan Mortgage Corp	9/15/2039	794,080	842,084
Federal National Mortgage Association	3/15/2013	1,000,000	1,090,402
Federal National Mortgage Association	8/1/2037	1,376,694	1,488,306

20	(Continued)

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2010

Identity of issue	Maturity	Par value or number of units	Current value
Federal National Mortgage Association	11/1/2038	689,733	744,036
Federal National Mortgage Association	4/1/2039	841,339	904,555
General Electric Capital Corp	9/28/2012	1,685,000	1,729,844
Government National Mortgage Association	5/16/2031	1,052,329	1,117,220
Government National Mortgage Association	8/16/2027	883,499	922,749
Government National Mortgage Association	3/20/2036	975,084	1,033,385
Government National Mortgage Association	3/20/2036	975,084	1,033,385
Government National Mortgage Association	11/16/2027	96,325	101,600
Government National Mortgage Association	11/20/2036	1,091,853	1,159,784
HSBC America Inc	12/16/2011	800,000	821,686
JP Morgan Chase & Co	9/30/2013	350,000	351,697
New York Life Global Funding	5/9/2013	500,000	541,045
US Treasury	8/15/2013	4,925,000	4,928,949
US Treasury	10/31/2012	2,305,000	2,299,457
US Treasury	8/31/2012	4,900,000	4,897,438

			34,031,780

Royal Bank of Canada, Contract #ABNRJR01, 1.05% (wrapper contracts):			49,894
Cash Equivalents			121,598
BMW Vehicle Lease Trust	10/15/2012	200,000	200,049
Cisco Systems Inc	2/22/2016	300,000	348,247
Citibank Omni Master Trust	5/15/2012	300,000	304,052
Citigroup Inc	4/30/2012	750,000	767,921
CNH Equipment Trust	11/17/2014	1,750,000	1,807,030
E.I. Du Pont De Nemours	1/15/2016	300,000	291,831
Federal Home Loan Mortgage Corp	9/15/2028	575,000	602,129
Federal Home Loan Mortgage Corp	10/15/2027	700,000	733,943
Federal Home Loan Mortgage Corp	10/28/2013	3,300,000	3,293,248
Federal National Mortgage Association	3/15/2013	3,200,000	3,489,286
Federal National Mortgage Association	9/25/2029	1,119,409	1,128,607
Federal National Mortgage Association	11/1/2038	815,139	879,316
Federal National Mortgage Association	4/1/2039	994,310	1,069,020
General Electric Capital Corp	9/16/2013	300,000	301,801
General Electric Capital Corp	12/21/2012	3,000,000	3,084,079
Government National Mortgage Association	8/20/2059	215,062	234,896
Government National Mortgage Association	8/20/2059	632,707	691,191
Government National Mortgage Association	1/20/2059	258,824	283,027
Government National Mortgage Association	5/16/2031	1,243,661	1,320,350
Government National Mortgage Association	8/16/2032	633,621	663,600
Government National Mortgage Association	8/16/2032	1,000,000	1,062,666
Government National Mortgage Association	3/20/2036	1,218,855	1,291,731
Government National Mortgage Association	3/20/2036	1,218,855	1,291,731
Government National Mortgage Association	11/16/2027	481,624	508,001
Government National Mortgage Association	7/16/2015	844,064	891,141
Government National Mortgage Association	1/16/2032	993,064	1,046,258
Government National Mortgage Association	11/20/2036	419,944	446,071
HSBC America Inc	12/16/2011	750,000	770,330
JP Morgan Chase & Co	9/30/2013	400,000	401,939
MassMutual Global Funding	9/28/2015	220,000	215,834
Microsoft Corp	9/25/2015	300,000	293,841
New York Life Global Funding	10/16/2012	400,000	434,725
New York Life Global Funding	5/9/2013	600,000	649,254
Pfizer Inc	3/15/2015	300,000	341,974
US Treasury	8/15/2013	2,050,000	2,051,644
US Treasury	8/31/2015	1,350,000	1,318,714
US Treasury	9/30/2015	2,700,000	2,628,255
US Treasury	10/31/2012	1,250,000	1,246,994
US Treasury	12/31/2012	600,000	600,339
Wal-Mart Stores Inc	10/25/2015	400,000	384,241

			39,540,798

State Street, Contract #102040, 1.68% (wrapper contracts):			125,798

21	(Continued)

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2010

Identity of issue	Maturity	Par value or number of units	Current value
Cash Equivalents			282,967
Bank of America Corp	6/22/2012	700,000	718,483
Citigroup Commercial Mortgage Trust	10/15/2049	300,000	321,775
Citigroup Funding Inc	11/15/2012	700,000	715,787
Federal Home Loan Bank	6/21/2013	700,000	716,679
Federal Home Loan Mortgage Corp	10/28/2013	1,500,000	1,496,931
Federal Home Loan Mortgage Corp	9/15/2039	794,080	842,084
Federal National Mortgage Association	9/15/2012	1,000,000	1,076,407
Federal National Mortgage Association	9/23/2013	700,000	700,846
Federal National Mortgage Association	1/1/2037	1,601,376	1,726,216
Federal National Mortgage Association	11/1/2038	877,842	946,955
Federal National Mortgage Association	4/1/2039	1,070,795	1,151,252
General Electric Capital Corp	12/28/2012	2,600,000	2,697,250
Government National Mortgage Association	5/16/2031	1,339,328	1,421,916
Government National Mortgage Association	8/16/2032	974,801	1,020,923
Government National Mortgage Association	8/16/2032	1,500,000	1,593,999
Government National Mortgage Association	3/20/2036	1,300,112	1,377,847
Government National Mortgage Association	3/20/2036	1,300,112	1,377,847
Government National Mortgage Association	3/20/2036	735,691	779,604
Government National Mortgage Association	11/16/2027	722,436	762,002
Government National Mortgage Association	3/20/2036	1,291,825	1,368,221
Government National Mortgage Association	3/20/2036	1,300,112	1,377,847
Government National Mortgage Association	2/20/2039	1,356,911	1,436,171
JP Morgan Chase & Co	12/26/2012	700,000	719,486
MassMutual Global Funding	7/16/2012	650,000	684,496
New York Life Global Funding	10/16/2012	1,835,000	1,994,301
New York Life Global Funding	5/9/2013	3,450,000	3,733,213
US Bancorp Inc	3/13/2012	700,000	718,918
US Treasury	12/15/2012	700,000	707,559
US Treasury	3/15/2013	700,000	713,098
US Treasury	6/15/2013	700,000	706,108
US Treasury	6/30/2012	1,500,000	1,504,481
US Treasury	9/30/2012	2,000,000	1,997,150
US Treasury	9/15/2013	4,000,000	3,996,138
US Treasury	9/30/2015	900,000	876,085

			44,386,840

UBS AG, Contract #2481, 1.60% (wrapper contracts):			71,243
Cash Equivalents			424,228
BMW Vehicle Lease Trust	10/15/2012	100,000	100,024
Citigroup Commercial Mortgage Trust	10/15/2049	300,000	321,775
Citigroup Inc	4/30/2012	800,000	819,116
Federal Home Loan Bank	4/13/2012	540,000	554,848
Federal Home Loan Bank	8/22/2012	680,000	685,514
Federal Home Loan Mortgage Corp	10/25/2012	615,000	664,382
Federal National Mortgage Association	3/25/2027	166,381	175,281
Federal National Mortgage Association	11/1/2038	250,812	270,559
Federal National Mortgage Association	4/1/2039	305,941	328,929
General Electric Capital Corp	9/16/2013	100,000	100,600
General Electric Capital Corp	12/28/2012	450,000	466,832
General Electric Capital Corp	9/28/2012	655,000	672,432
Government National Mortgage Association	8/20/2059	80,433	87,851
Government National Mortgage Association	8/20/2059	210,902	230,397
Government National Mortgage Association	1/20/2059	109,172	119,381
Government National Mortgage Association	5/16/2031	382,665	406,262
Government National Mortgage Association	8/16/2032	341,180	357,323
Government National Mortgage Association	3/20/2036	406,285	430,577
Government National Mortgage Association	3/20/2036	406,285	430,577
Government National Mortgage Association	11/16/2027	192,650	203,201
Government National Mortgage Association	7/16/2015	248,254	262,100
Government National Mortgage Association	1/16/2032	297,919	313,877
GS Mortgage Securities Corp II	8/10/2038	200,000	215,724

22	(Continued)

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2010

Identity of issue	Maturity	Par value or number of units	Current value
HSBC America Inc	12/16/2011	800,000	821,686
JP Morgan Chase & Co	9/30/2013	150,000	150,727
MassMutual Global Funding	7/16/2012	200,000	210,614
MassMutual Global Funding	9/28/2015	70,000	68,674
New York Life Global Funding	5/9/2013	200,000	216,418
US Treasury	8/15/2013	800,000	800,642
US Treasury	9/30/2012	450,000	449,359
US Treasury	9/15/2013	450,000	449,566
US Treasury	10/31/2012	1,010,000	1,007,571
US Treasury	8/31/2012	800,000	799,582

			13,687,872

Bank of America, Contract #02-087, 2.28% (wrapper contracts)			153,551
CDC IXIS Asset Management, Contract #WR-1184-04, 2.25% (wrapper contracts)			—
JP Morgan, Contract #AB&W05, 2.29% (wrapper contracts)			220,943
Monumental/Aegon, Contract #MDA00462TR, 2.26% (wrapper contracts)			—
UBS AG, Contract #3096, 2.26% (wrapper contracts):			350,512
Cash Equivalents			179,360
Bank of Nova Scotia	12/17/2013	2,000,000	2,062,399
BMW Vehicle Lease Trust	10/15/2012	1,600,000	1,600,391
Caterpillar Financial Services Corp	12/7/2012	2,000,000	2,151,973
Cisco Systems Inc	2/22/2016	2,700,000	3,134,220
Citibank Omni Master Trust	5/15/2012	2,000,000	2,027,015
Citigroup Commercial Mortgage Trust	10/15/2049	3,375,000	3,619,973
Citigroup Inc	5/19/2015	3,000,000	3,157,916
Citigroup Inc	4/30/2012	3,000,000	3,071,684
Coca-Cola Co	11/15/2015	2,700,000	2,596,748
E.I. Du Pont De Nemours	1/15/2016	3,100,000	3,015,591
Federal Home Loan Mortgage Corp	11/1/2033	414,246	434,249
Federal Home Loan Mortgage Corp	10/1/2035	1,074,435	1,139,149
Federal Home Loan Mortgage Corp	12/1/2036	1,837,636	1,992,422
Federal Home Loan Mortgage Corp	3/1/2037	3,603,219	3,906,227
Federal Home Loan Mortgage Corp	7/15/2012	1,000,000	1,092,724
Federal Home Loan Mortgage Corp	9/15/2028	5,000,000	5,235,902
Federal Home Loan Mortgage Corp	9/15/2028	8,575,000	8,991,520
Federal Home Loan Mortgage Corp	3/15/2028	6,400,000	6,801,973
Federal Home Loan Mortgage Corp	10/15/2027	6,300,000	6,605,484
Federal Home Loan Mortgage Corp	10/25/2012	6,000,000	6,481,771
Federal Home Loan Mortgage Corp	10/28/2013	8,700,000	8,682,200
Federal Home Loan Mortgage Corp	9/15/2039	3,192,202	3,385,177
Federal National Mortgage Association	3/15/2013	6,200,000	6,760,492
Federal National Mortgage Association	5/25/2034	1,483,537	1,642,090
Federal National Mortgage Association	7/1/2034	618,736	650,245
Federal National Mortgage Association	11/1/2036	2,566,440	2,777,094
Federal National Mortgage Association	1/1/2037	990,884	1,067,825
Federal National Mortgage Association	8/1/2037	917,796	992,204
Federal National Mortgage Association	11/1/2038	3,950,287	4,261,299
Federal National Mortgage Association	4/1/2039	4,818,577	5,180,634
FHLMC Structured Pass Through Sec	9/27/2012	425,708	431,013
General Electric Capital Corp	9/16/2013	2,000,000	2,012,008
General Electric Capital Corp	12/28/2012	10,000,000	10,374,038
Government National Mortgage Association	8/20/2059	1,397,904	1,526,822
Government National Mortgage Association	8/20/2059	3,690,790	4,031,948
Government National Mortgage Association	1/20/2059	1,552,942	1,698,163
Government National Mortgage Association	4/20/2058	6,970,881	7,532,030
Government National Mortgage Association	11/16/2025	5,105,229	5,320,483
Government National Mortgage Association	8/16/2027	5,579,783	5,788,525
Government National Mortgage Association	8/16/2032	2,437,002	2,552,308
Government National Mortgage Association	5/16/2027	1,108,254	1,132,983
Government National Mortgage Association	5/16/2039	4,800,000	5,310,309
Government National Mortgage Association	2/16/2034	1,663,436	1,734,168

23	(Continued)

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2010

Identity of issue	Maturity	Par value or number of units	Current value
Government National Mortgage Association	8/16/2032	6,000,000	6,375,997
Government National Mortgage Association	3/20/2036	6,094,273	6,458,656
Government National Mortgage Association	3/20/2036	6,094,273	6,458,656
Government National Mortgage Association	11/16/2027	2,889,744	3,048,009
Government National Mortgage Association	10/16/2029	6,818,245	7,222,298
Government National Mortgage Association	9/16/2027	1,466,666	1,546,630
Government National Mortgage Association	7/16/2015	4,865,782	5,137,164
Government National Mortgage Association	1/16/2032	5,660,465	5,963,672
Government National Mortgage Association	11/20/2036	419,944	446,071
Government National Mortgage Association	6/20/2036	1,690,047	1,782,590
GS Mortgage Securities Corp II	8/10/2038	3,500,000	3,775,169
HSBC America Inc	12/16/2011	3,000,000	3,081,321
IBM Corp	8/5/2013	700,000	700,283
JP Morgan Chase & Co	9/30/2013	2,650,000	2,662,847
MassMutual Global Funding	9/28/2015	1,220,000	1,196,898
Microsoft Corp	9/25/2015	2,450,000	2,399,702
MidAmerican Energy Co	1/15/2013	2,700,000	2,967,278
National Rural Utilities	11/1/2015	2,700,000	2,614,906
Navistar Financial Corp Owner Trust	3/18/2014	1,700,000	1,697,798
NCUA Guaranteed Notes	10/4/2020	3,737,829	3,705,031
NCUA Guaranteed Notes	10/29/2020	3,346,034	3,278,593
Pfizer Inc	3/15/2015	2,000,000	2,279,824
PNC Funding Corp	6/10/2014	1,700,000	1,868,893
PNC Funding Corp	5/19/2014	1,020,000	1,042,203
Svenska Handelsbanken AB	6/10/2014	3,000,000	3,197,495
US Bancorp Inc	6/14/2013	1,333,000	1,354,139
US Treasury	8/15/2013	8,700,000	8,706,976
US Treasury	8/31/2015	3,600,000	3,516,571
US Treasury	9/30/2015	6,000,000	5,840,566
US Treasury	10/31/2012	3,000,000	2,992,786
US Treasury	12/31/2012	3,000,000	3,001,692
USAA Auto Owner Trust	11/15/2013	770,000	798,760
Volvo Financial Equipment LLC	6/17/2013	700,000	703,850
Wal-Mart Stores Inc	10/25/2015	2,700,000	2,593,625

			265,284,704

Total synthetic investment contracts			480,253,939

24	(Continued)

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2010

Identity of issue	Maturity	Par value or number of units	Current value
Guaranteed investment contracts:
New York Life, Contract #GA-34247-002, 4.46%	1/24/2011		5,573,400
Other		5,421	5,421

Total investments			1,594,109,429

*Participants’ loans receivable (1,795 loans with interest rates ranging from 4.25% to 10.50% and maturity dates ranging from 1/6/2011 – 10/24/2025)		18,004,842	18,004,842

Total assets			$1,612,114,271

*	Denotes a party-in-interest

See accompanying report of independent registered public accounting firm.

25